Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Dandrit Biotech USA, Inc. (the “Company”) on Form 10-K for the transition year ending June 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), we, Eric Leire, Chief Executive Officer (Principal Executive Officer) and Lone Degn, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: September 28, 2015

/s/ Eric Leire
Eric Leire
Chief Executive Officer (Principal Executive Officer)

/s/ Lone Degn
Lone Degn
Chief Financial Officer (Principal Financial and Accounting Officer)